Exhibit 99.1 Optium Corporation 500 Horizon Drive Suite 505 Chalfont, PA 18914 215-712-6200 www.optium.com

News Release

Contact:

Veronica Rosa
Investor & Media Relations
267-308-0361
vrosa@optium.com

Optium Corporation Announces First Quarter Fiscal 2007 Results
Record Revenues of $30 million; GAAP Earnings of $0.13 Per Diluted Share

Chalfont, PA, December 5, 2006 (Prime Newswire) - Optium Corporation (NASDAQ: OPTM), a supplier of high-performance optical subsystems, today reported financial results for the first quarter of fiscal year 2007, which ended October 28, 2006.

Optium reported record revenues of $30 million for the first quarter of fiscal 2007, an increase of 31% over the prior quarter and 114% over the first quarter of the prior year. Net income for the first quarter of fiscal 2007 was $2.8 million, or $0.13 per diluted share, in accordance with U.S. generally accepted accounting principles (GAAP). This compares to GAAP net income of $1.7 million, or $0.08 per diluted share in the prior quarter and GAAP net income of $377,000, or $0.02 per diluted share in the first quarter of the prior year.

Non-GAAP net income, as defined below, for the first quarter of fiscal 2007 was $3.2 million, or $0.15 per diluted share, which excludes pre-tax charges of $192,000 associated with stock-based compensation and $223,000 in duplicate facility costs related to the planned relocation of the Company’s U.S. operations to a new facility in early calendar 2007 to accommodate the Company’s growth path.  Non-GAAP net income for the prior quarter was $1.8 million, or $0.09 per diluted share.

On November 1, 2006, the Company announced the completion of its initial public offering of 5.2 million shares of common stock at a price to the public of $17.50 per share as well as the sale of an additional 780,000 shares to cover underwriter over-allotments.  The Company’s common stock, quoted on the Nasdaq Global Market under the symbol “OPTM,” began trading on October 27, 2006.  Cash proceeds to the Company, net of underwriter commissions but before related offering expenses, totaled approximately $97 million.  All preferred stock outstanding at the end of the first quarter was converted to common stock upon the completion of the initial public offering.

“We are pleased to deliver record results in our first quarter reporting as a public company,” said Eitan Gertel, Chairman and CEO of Optium.  “Our strong overall performance reflects growth in all major product areas and the efficiency of our unique business model.   During the quarter, we continued to enhance our broad offering of products, especially in the area of 10G tunable transceivers and ROADMs, further strengthening our growth prospects for fiscal 2007.”

Outlook
The Company expects second quarter revenues of $32 to $34 million.  GAAP earnings for the second quarter are expected to be $0.12 to $0.14 per diluted share.  Excluding expected pre-tax stock based compensation charges of approximately $300,000 and duplicate facility costs of approximately $250,000, non-GAAP earnings for the second quarter are expected to be $0.14 to $0.16 per diluted share.  Second quarter fiscal 2007 weighted average diluted shares outstanding are expected to be approximately 26.7 million, primarily reflecting additional shares outstanding as a result of the IPO.

Conference Call Information
The Company will host a conference call to discuss its financial performance following this release on Tuesday, December 5, 2006 at 4:30 p.m. eastern. The dial-in number is 800-811-8824.  A webcast of the call, both live and archived, will also be available through the investor relations section of Optium’s website at http://ir.optium.com  A replay of the call will be available until 12 Midnight eastern on December 12 and can be accessed by dialing 719-457-0820 or 888-203-1112, access code 9665435.

About Optium Corporation
Optium designs, manufactures and sells a suite of high-performance optical subsystems, including transceivers and transmitters, for use in telecommunications and cable TV network systems.  Quoted on the NASDAQ Global Market under the symbol “OPTM,” Optium is headquartered in Chalfont, PA and has other offices in Sydney, Australia. For more information, visit http://www.optium.com.

Optium Corporation Safe Harbor Statement
Certain statements made in this press release that are not based on historical information are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Optium Corporation’s business outlook. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Optium Corporation’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things:  risks associated with changes in the demand for the Company’s products and/or aggressive competition, which may force the Company to reduce prices; risks associated with the development and acceptance of new products and product features; risks associated with the Company’s dependence on a limited number of customers for a significant percentage of its revenues; risks associated with dependence on a limited number of component suppliers and or increased demand for components, which could lead to shortages that could disrupt or delay company shipments; risks associated with making significant investments in the expansion of the business and with increased expenditures; risks associated with the Company’s products being dependent upon the ability to anticipate and quickly respond to evolving technologies and customer requirements; risks associated with becoming subject to defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others infringing on the Company’s intellectual property rights; risks associated with the Company’s ability to retain existing personnel and recruit and retain qualified personnel; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; risks associated with changes in the competitive or regulatory environment in which the Company operates; and other risks.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Optium Corporation undertakes no obligation to update or revise its forward looking statements contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Optium Corporation, see the disclosure contained in Optium Corporation’s public filings with the Securities and Exchange Commission, including the risk factors included in Optium Corporation’s Registration Statement on Form S-1 (File No. 333-135472).  All filings are available through the SEC’s website at www.sec.gov or from Optium Corporation’s web site at www.optium.com.

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Optium First Quarter Fiscal 2007 GAAP Results:

Consolidated statements of operations for the three-month periods set forth below are on a GAAP basis as follows (in thousands, except per share amounts):

	Three months ended
	October 28,	July 29,	October 29,
	2006	2006	2005
	(unaudited)	(unaudited)	(unaudited)
Revenues	$30,010	$22,985	$14,016
Cost of revenues	21,305	16,315	10,974
Gross profit	8,705	6,670	3,042

Operating expenses:
Research and product development	2,996	2,511	1,742
Selling, general and administrative	2,827	2,491	947
Total operating expenses	5,823	5,002	2,689
Income from operations	2,882	1,668	353
Interest and other income (expense), net	56	103	32
Income before income tax provision	2,938	1,771	385
Income tax provision	179	76	8
Net income	$2,759	$1,695	$377

Earnings per share:
Basic	$0.96	$0.59	$0.21
Diluted	$0.13	$0.08	$0.02

Weighted average shares outstanding:
Basic	2,864	2,850	1,818
Diluted	20,630	20,441	16,981

Condensed Consolidated Balance Sheets
(in thousands)

	October 28, 2006	July 29, 2006
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,513	$10,377
Accounts receivable, net	18,306	19,075
Inventories, net	16,378	11,701
Prepaid expenses and other current assets	397	407
TOTAL CURRENT ASSETS	43,594	41,560

PROPERTY AND EQUIPMENT, net	5,514	5,207
GOODWILL	10,565	10,533
OTHER ASSETS	3,720	2,009
TOTAL ASSETS	$63,393	$59,309

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$21,009	$18,386
Accrued expenses	3,047	2,207
Accrued warranty	341	223
Other current liabilities	158	2,640
Current portion of debt	594	320
TOTAL CURRENT LIABILITIES	25,149	23,776
Long-term debt, net of current portion	—	351
Long-term liabilities	143	97
TOTAL LIABILITIES	25,292	24,224

REDEEMABLE CONVERTIBLE PREFERRED STOCK	87,173	87,173

STOCKHOLDERS’ DEFICIT:
Common stock	—	—
Additional paid-in capital-common stock	9,530	9,173
Deferred compensation	(1,300)	(1,170)
Accumulated other compensation income	350	320
Treasury stock	(2,762)	(2,762)
Accumulated deficit	(54,890)	(57,649)
TOTAL STOCKHOLDERS’ DEFICIT	(49,072)	(52,088)

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$63,393	$59,309

Optium First Quarter Fiscal 2007 Non-GAAP Results:

Use of Non-GAAP Financial Measures

In this earnings release and during the earnings conference call and webcast described above, the Company used and plans to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  A reconciliation between non-GAAP and GAAP measures can be found below. The Company believes that non-GAAP net income, non-GAAP operating expenses and non-GAAP net income per share as calculated to exclude stock-based compensation expense and duplicate facility costs during facility move are indications of the Company’s baseline operating performance before gains, losses or other charges that are considered by management to be outside of the Company’s core operating results.  The Company has incurred duplicate facility costs during facility move as a result of the execution of a lease for a new operating facility and the early termination of the lease for its current operating facility.  Management does not consider stock-based compensation expenses or duplicate facility costs during facility move to be part of its core operations because stock-based compensation is a non-cash charge and duplicate facility cost during facility move is a non-recurring charge not expected to be incurred in the future.  In addition, non-GAAP net income, non-GAAP operating expenses and non-GAAP net income per share as calculated are primary financial measures that the Company uses to evaluate its financial performance and forecast future financial results.  While non-GAAP net income, non-GAAP operating expenses and non-GAAP net income per share are not measures calculated in accordance with GAAP or alternatives for measures calculated in accordance with GAAP, such as net income, operating expenses and net income per share, the Company believes that providing this information to investors, in addition to GAAP measures such as net income, operating expenses and net income per share, allows investors to better evaluate its current core operating performance relative to prior periods and its financial results in comparison to its competitors.  However, non-GAAP net income, non-GAAP operating expenses and non-GAAP net income per share:

•                  are not measures of financial performance calculated in accordance with GAAP;

•                  do not represent net income or net income per share as defined by GAAP; and,

•                  should not be considered as an alternative to net income or net income per share prepared in conformity with GAAP.

Further, non-GAAP net income, non-GAAP operating expenses and non-GAAP net income per share as calculated above may not be necessarily comparable to similarly titled measures reported by other companies.

These non-GAAP measures have been reconciled to the nearest GAAP measure as required under Securities and Exchange Commission rules.

A reconciliation of each of the non-GAAP financial measures to GAAP information is set forth below (in thousands, except per share amounts):

Reconciliation of GAAP and Non-GAAP Financial Measures

	Three months ended
	October 28, 2006	July 29, 2006	October 29, 2005
	(unaudited)	(unaudited)	(unaudited)

Reconciliation of GAAP to non-GAAP operating expenses:
GAAP operating expenses	$5,823	$5,002	$2,689
Non-GAAP adjustments:
Research and product development
Stock based compensation	(2)	—	—
Selling, general and administrative
Stock based compensation	(189)	(106)	—
Duplicate facility costs during facility move	(223)	—	—
Non-GAAP operating expenses	$5,409	$4,896	$2,689

	Three months ended
	October 28, 2006	July 29, 2006	October 29, 2005
	(unaudited)	(unaudited)	(unaudited)

Reconciliation of GAAP to non-GAAP net income:
GAAP net income	$2,759	$1,695	$377
Non-GAAP adjustments:
Cost of revenues:
Stock based compensation	1	—	—
Operating expenses:
Research and product development
Stock based compensation	2	—	—
Selling, general and administrative
Stock based compensation	189	106	—
Duplicate facility costs during facility move	223	—	—
Income tax provision	(18)	(2)	—
Non-GAAP net income	$3,156	$1,799	$377

	Three months ended
	October 28, 2006	July 29, 2006	October 29, 2005
	(unaudited)	(unaudited)	(unaudited)

Reconciliation of GAAP to non-GAAP earnings per share:
GAAP earnings per share:
Basic	$0.96	$0.59	$0.21
Diluted	$0.13	$0.08	$0.02

Non-GAAP earnings per share:
Basic	$1.10	$0.63	$0.21
Diluted	$0.15	$0.09	$0.02

Weighted average shares outstanding:
Basic	2,864	2,850	1,818
Diluted	20,630	20,441	16,981

	Three months ended
	October 28, 2006	July 29, 2006	October 29, 2005
	(unaudited)	(unaudited)	(unaudited)

Reconciliation of GAAP to non-GAAP operating expenses and net income as percentages of revenues:

Revenues	$30,010	$22,985	$14,016

GAAP operating expenses	$5,823	$5,002	$2,689
Percentage of revenues	19.4%	21.8%	19.2%

Non-GAAP operating expenses	$5,409	$4,896	$2,689
Percentage of revenues	18.0%	21.3%	19.2%

GAAP net income	$2,759	$1,695	$377
Percentage of revenues	9.2%	7.4%	2.7%

Non-GAAP net income	$3,156	$1,799	$377
Percentage of revenues	10.5%	7.8%	2.7%

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